Exhibit 99.1

Press Release

Regeneron Reports Second Quarter 2016 Financial and Operating Results

•	Second quarter 2016 EYLEA® (aflibercept) Injection U.S. net sales increased 27% to $831 million versus second quarter 2015

•	Second quarter 2016 EYLEA global net sales(1) increased 33% to $1.32 billion versus second quarter 2015

•	Biologics License Application for dupilumab in atopic dermatitis submitted in the United States

Tarrytown, New York (August 4, 2016) -- Regeneron Pharmaceuticals, Inc. (NASDAQ: REGN) today announced financial results for the second quarter of 2016 and provided a business update.

Financial Highlights

($ in millions, except per share data)	Three Months Ended June 30,
	2016	2015*	% Change
EYLEA U.S. net product sales	$831	$655	27%
Total revenues	$1,213	$999	21%
GAAP net income	$196	$195	1%
GAAP net income per share - diluted	$1.69	$1.69	—%
Non-GAAP net income(2)	$329	$265	24%
Non-GAAP net income per share - diluted(2)	$2.82	$2.27	24%

* See Table 3 of this press release for an explanation of revisions made to 2015 non-GAAP amounts previously reported.

"In the first half of this year, EYLEA continued to demonstrate strong sales growth, and Praluent sales made steady progress as healthcare providers become more familiar with this new therapeutic class and learn to navigate payer utilization management criteria," said Leonard S. Schleifer, M.D., Ph.D., President and Chief Executive Officer of Regeneron. "In the second half of the year, for sarilumab in rheumatoid arthritis, we look forward to the upcoming U.S. regulatory decision and potential launch. We also recently completed a U.S. regulatory submission for dupilumab for the treatment of atopic dermatitis and are working to bring this breakthrough therapy to patients as soon as possible."

Business Highlights

Marketed Product Update

EYLEA® (aflibercept) Injection for Intravitreal Injection

•
In the second quarter of 2016, net sales of EYLEA in the United States increased 27% to $831 million from $655 million in the second quarter of 2015. Overall distributor inventory levels remained within the Company's one- to two-week targeted range.

•
Bayer commercializes EYLEA outside the United States. In the second quarter of 2016, net sales of EYLEA outside of the United States(1) were $486 million, compared to $338 million in the second quarter of 2015. In the second quarter of 2016, Regeneron recognized $167 million from its share of net profit from EYLEA sales outside the United States, compared to $107 million in the second quarter of 2015.

Praluent® (alirocumab) Injection for the Treatment of Elevated Low-Density Lipoprotein (LDL) Cholesterol

•
In the second quarter of 2016, global net sales of Praluent were $24 million. Product sales for Praluent are recorded by Sanofi, and the Company shares in any profits or losses from the commercialization of Praluent. Praluent was launched in the United States in the third quarter of 2015 and in certain countries in the European Union commencing in the fourth quarter of 2015.

•
In the second quarter of 2016, the U.S. Food and Drug Administration (FDA) accepted for review a supplemental Biologics License Application (sBLA) for a monthly dosing regimen of Praluent, with a target action date of January 24, 2017.

•
In July 2016, the Japanese Ministry of Health, Labour and Welfare granted marketing and manufacturing authorization for Praluent for the treatment of uncontrolled LDL cholesterol, in certain adult patients with hypercholesterolemia at high cardiovascular risk.

•	The ODYSSEY OUTCOMES trial remains ongoing, and is assessing the potential of Praluent to demonstrate cardiovascular benefit.

Pipeline Progress
Regeneron has fifteen product candidates in clinical development. These consist of EYLEA and fourteen fully human monoclonal antibodies generated using the Company's VelocImmune® technology, including four in collaboration with Sanofi. In addition to EYLEA and Praluent, highlights from the antibody pipeline include:
Sarilumab, the Company's antibody targeting IL-6R for rheumatoid arthritis, is currently being studied in the global Phase 3 SARIL-RA program.

•	In December 2015, the FDA accepted for review a Biologics License Application (BLA) for sarilumab, with a target action date of October 30, 2016.

•	In July 2016, the European Medicines Agency (EMA) accepted for review the Marketing Authorization Application (MAA) for sarilumab.

Dupilumab, the Company's antibody that blocks signaling of IL-4 and IL-13, is currently being studied in atopic dermatitis, asthma, nasal polyps, and eosinophilic esophagitis.

•	A BLA for atopic dermatitis was recently submitted to the FDA.

•
In April 2016, the Company and Sanofi reported that the Phase 3 LIBERTY AD SOLO 1 and SOLO 2 trials evaluating dupilumab in adult patients with inadequately controlled moderate-to-severe atopic dermatitis met their primary endpoints.

•
In June 2016, the Company and Sanofi reported that the Phase 3 LIBERTY AD CHRONOS trial evaluating dupilumab with topical corticosteroids in adult patients with inadequately controlled moderate-to-severe atopic dermatitis met its primary and key secondary endpoints.

Fasinumab, the Company's antibody targeting Nerve Growth Factor (NGF), is currently being studied in patients with pain due to osteoarthritis (Phase 3) and chronic low back pain (Phase 2b/3).

•
In May 2016, the Company reported top-line results from a Phase 2/3 study evaluating fasinumab in patients with moderate-to-severe osteoarthritis pain of the hip or knee who have a history of inadequate pain relief or intolerance to current analgesic therapies. The study met its primary endpoint at 16 weeks.

REGN2810, an antibody to programmed cell death protein 1 (PD-1), entered a potentially pivotal clinical study for the treatment of advanced cutaneous squamous cell carcinoma in the second quarter of 2016.

Evinacumab is an antibody to Angptl-3. In May 2016, the Company reported positive interim results from an ongoing proof-of-concept study in patients with homozygous familial hypercholesterolemia (HoFH).

REGN3470-3471-3479 is a combination of antibodies to Ebola virus. A Phase 1 clinical study in healthy volunteers was initiated in the second quarter of 2016. In addition, in the second quarter of 2016, the FDA granted orphan-drug designation to REGN3470-3471-3479 for the treatment of Ebola virus infection.

REGN2477 is an antibody to Activin A being developed for Fibrodysplasia Ossificans Progressiva (FOP). A Phase 1 clinical study was initiated in the second quarter of 2016 in healthy volunteers.

Select Upcoming 2016 Milestones

Clinical Programs		Milestones
REGN2176-3 (PDGFR-beta Antibody co-formulated with aflibercept)	•	Report results from Phase 2 study
Praluent	•	Data Monitoring Committee interim analysis of ODYSSEY OUTCOMES trial
	•	Ongoing launch in additional countries
Sarilumab (IL-6R Antibody)	•	FDA target action date of October 30, 2016
	•	File for additional regulatory approvals outside the United States
Dupilumab (IL-4R Antibody)	•	FDA to provide target action date related to BLA submission for atopic dermatitis in the United States
	•	Complete patient enrollment in Phase 3 asthma trial
	•	Initiate Phase 3 study in pediatric patients in atopic dermatitis

Business Development Update

•
In April 2016, the Company and Intellia Therapeutics, Inc. entered into a license and collaboration agreement to advance CRISPR/Cas gene-editing technology for in vivo therapeutic development. In addition to the discovery, development and commercialization of new therapies, the companies will focus on technology development of the CRISPR/Cas platform. In May 2016, Intellia completed an initial public offering of its common stock and the Company purchased $50.0 million of Intellia common stock in a concurrent private placement.

•
In July 2016, the Company and Adicet Bio, Inc. entered into a license and collaboration agreement to develop next-generation engineered immune-cell therapeutics with fully human chimeric antigen receptors and T-cell receptors directed to disease-specific cell surface antigens in order to enable the precise engagement and killing of tumor cells.

Second Quarter 2016 Financial Results

Product Revenues: Net product sales were $834 million in the second quarter of 2016, compared to $658 million in the second quarter of 2015. EYLEA net product sales in the United States were $831 million in the second quarter of 2016, compared to $655 million in the second quarter of 2015.

Total Revenues: Total revenues, which include product revenues described above, increased by 21% to $1,213 million in the second quarter of 2016, compared to $999 million in the second quarter of 2015. Total revenues also include Sanofi and Bayer collaboration revenues of $355 million in the second quarter of 2016, compared to $329 million in the second quarter of 2015. Collaboration revenues in the second quarter of 2016 increased primarily due to an increase in the Company's net profit from commercialization of EYLEA outside the United States and reimbursement of the Company's research and development expenses and amortization of up-front payments received in connection with the Company's July 2015 immuno-oncology collaboration with Sanofi, partly offset by lower reimbursement of the Company's research and development expenses and an increase in the Company's share of losses primarily from the commercialization of Praluent under the Company's antibody collaboration with Sanofi.

Refer to Table 4 for a summary of collaboration revenue.

Research and Development (R&D) Expenses: GAAP R&D expenses were $560 million in the second quarter of 2016, compared to $390 million in the second quarter of 2015. The higher R&D expenses in the second quarter of 2016 were principally due to the $75 million up-front payment made in connection with the April 2016 license and collaboration agreement with Intellia, higher development costs primarily related to fasinumab and REGN2810, and higher headcount to support the Company's increased R&D activities, partly offset by lower development costs primarily related to dupilumab. In addition, in the second quarter of 2016, R&D-related non-cash share-based compensation expense was $79 million, compared to $60 million in the second quarter of 2015.

Selling, General, and Administrative (SG&A) Expenses: GAAP SG&A expenses were $292 million in the second quarter of 2016, compared to $175 million in the second quarter of 2015. The increase was primarily due to higher commercialization-related expenses in connection with EYLEA and Praluent, and higher headcount. In addition, in the second quarter of 2016, SG&A-related non-cash share-based compensation expense was $48 million, compared to $32 million in the second quarter of 2015.

Cost of Goods Sold (COGS): GAAP COGS was $41 million in the second quarter of 2016, compared to $61 million in the second quarter of 2015. COGS primarily consists of royalties as well as costs in connection with producing U.S. EYLEA commercial supplies, and various start-up costs in connection with the Company's Limerick, Ireland commercial manufacturing facility. COGS decreased principally due to a decrease in royalties since the Company's obligation to pay Genentech based on sales of EYLEA ended in May 2016.

Income Tax Expense: In the second quarter of 2016, GAAP income tax expense was $96 million and the effective tax rate was 32.9%, compared to $133 million and 40.7% in the second quarter of 2015. The effective tax rate for the second quarter of 2016 was positively impacted, compared to the U.S. federal statutory rate, by the tax benefit associated with stock-based compensation, the domestic manufacturing deduction, and the federal tax credit for increased research activities, partly offset by the negative impact of losses incurred in foreign jurisdictions with rates lower than the federal statutory rate and the non-tax deductible Branded Prescription Drug Fee. As described in Table 3 of this press release, the Company adopted Accounting Standards Update 2016-09 (ASU 2016-09), Compensation - Stock Compensation, Improvements to Employee Share-Based Payment Accounting, during the second quarter of 2016. ASU 2016-09 requires companies to recognize all excess tax benefits and tax deficiencies in connection with stock-based compensation as income tax expense or benefit in the income statement (previously, excess tax benefits were recognized in additional paid-in capital on the balance sheet).

GAAP and Non-GAAP Net Income: The Company reported GAAP net income of $196 million, or $1.88 per basic share and $1.69 per diluted share, in the second quarter of 2016, compared to GAAP net income of $195 million, or $1.89 per basic share and $1.69 per diluted share, in the second quarter of 2015.

The Company reported non-GAAP net income of $329 million, or $3.15 per basic share and $2.82 per diluted share, in the second quarter of 2016, compared to non-GAAP net income of $265 million, or $2.58 per basic share and $2.27 per diluted share, in the second quarter of 2015.

A reconciliation of the Company's GAAP to non-GAAP results is included in Table 3 of this press release.

2016 Financial Guidance(3)

The Company's updated full year 2016 financial guidance consists of the following components:

EYLEA U.S. net product sales	20% - 25% growth over 2015 (reaffirmed)
Sanofi reimbursement of Regeneron commercialization-related expenses	$310 million - $340 million (previously $320 million - $370 million)
Non-GAAP unreimbursed R&D(2) (4)	$970 million - $1.01 billion (previously $875 million - $950 million)
Non-GAAP SG&A(2) (4)	$980 million - $1.02 billion (previously $925 million - $1.0 billion)
Effective tax rate	33% - 41%
Capital expenditures	$480 million - $530 million (previously $550 million - $625 million)

(1)
Regeneron records net product sales of EYLEA in the United States. Outside the United States, EYLEA net product sales comprise sales by Bayer in countries other than Japan and sales by Santen Pharmaceutical Co., Ltd. in Japan under a co-promotion agreement with an affiliate of Bayer. The Company recognizes its share of the profits (including a percentage on sales in Japan) from EYLEA sales outside the United States within "Bayer collaboration revenue" in its Statements of Operations.

(2)
This press release uses non-GAAP net income, non-GAAP net income per share, non-GAAP unreimbursed R&D, and non-GAAP SG&A, which are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). These non-GAAP financial measures are computed by excluding certain non-cash and other items from the related GAAP financial measure. Non-GAAP adjustments also include the income tax effect of reconciling items.

The Company makes such adjustments for items the Company does not view as useful in evaluating its operating performance. For example, adjustments may be made for items that fluctuate from period to period based on factors that are not within the Company's control, such as the Company's stock price on the dates share-based grants are issued. Management uses these non-GAAP measures for planning, budgeting, forecasting, assessing historical performance, and making financial and operational decisions, and also provides forecasts to investors on this basis. Additionally, such non-GAAP measures provide investors with an enhanced understanding of the financial performance of the Company's core business operations. However, there are limitations in the use of these and other non-GAAP financial measures as they exclude certain expenses that are recurring in nature. Furthermore, the Company's non-GAAP financial measures may not be comparable with non-GAAP information provided by other companies. Any non-GAAP financial measure presented by Regeneron should be considered supplemental to, and not a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation of the Company's historical GAAP to non-GAAP results is included in Table 3 of this press release.

(3)	The Company's 2016 financial guidance does not assume the completion of any significant business development transactions not completed as of the date of this press release.

(4)	A reconciliation of full year 2016 non-GAAP to GAAP financial guidance is included below:

	Projected Range
(In millions)	Low	High
GAAP unreimbursed R&D (5)	$1,390	$1,450
R&D: Non-cash share-based compensation expense	(320)	(340)
R&D: Upfront payments related to license and collaboration agreements	(100)	(100)
Non-GAAP unreimbursed R&D	$970	$1,010

GAAP SG&A	$1,205	$1,275
SG&A: Non-cash share-based compensation expense	(225)	(255)
Non-GAAP SG&A	$980	$1,020

(5)	Unreimbursed R&D represents R&D expenses reduced by R&D expense reimbursements from the Company's collaborators and/or customers.

Conference Call Information

Regeneron will host a conference call and simultaneous webcast to discuss its second quarter 2016 financial and operating results on Thursday, August 4, 2016, at 8:30 AM. To access this call, dial (888) 771-4371 (U.S.) or (847) 585-4405 (International). A link to the webcast may be accessed from the "Events and Presentations" page of Regeneron's website at www.regeneron.com. A replay of the conference call and webcast will be archived on the Company's website and will be available for 30 days.

About Regeneron Pharmaceuticals, Inc.

Regeneron is a leading science-based biopharmaceutical company based in Tarrytown, New York that discovers, invents, develops, manufactures, and commercializes medicines for the treatment of serious medical conditions.  Regeneron commercializes medicines for eye diseases, high LDL-cholesterol, and a rare inflammatory condition and has product candidates in development in other areas of high unmet medical need, including rheumatoid arthritis, asthma, atopic dermatitis, pain, cancer, and infectious diseases. For additional information about the Company, please visit www.regeneron.com or follow @Regeneron on Twitter.

Forward-Looking Statements and Use of Digital Media

This press release includes forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc. ("Regeneron" or the "Company"), and actual events or results may differ materially from these forward-looking statements.  Words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," variations of such words and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words.  These statements concern, and these risks and uncertainties include, among others, the nature, timing, and possible success and therapeutic applications of Regeneron’s products, product candidates, and research and clinical programs now underway or planned; the likelihood and timing of achieving any of the anticipated milestones described in this news release; unforeseen safety issues resulting from the administration of products and product candidates in patients, including serious complications or side effects in connection with the use of Regeneron’s product candidates in clinical trials; the likelihood and timing of possible regulatory approval and commercial launch of Regeneron's late-stage product candidates and new indications for marketed products, including without limitation EYLEA® (aflibercept) Injection, Praluent® (alirocumab) Injection, sarilumab, dupilumab, fasinumab, REGN2810, evinacumab, REGN3470-3471-3479, and REGN2477; ongoing regulatory obligations and oversight impacting Regeneron's marketed products (such as EYLEA and Praluent), research and clinical programs, and business, including those relating to patient privacy; determinations by regulatory and administrative governmental authorities which may delay or restrict Regeneron's ability to continue to develop or commercialize Regeneron's products and product candidates; competing drugs and product candidates that may be superior to Regeneron's products and product candidates; uncertainty of market acceptance and commercial success of Regeneron's products and product candidates and the impact of studies (whether conducted by Regeneron or others and whether mandated or voluntary), on the commercial success of Regeneron's products and product candidates; the ability of Regeneron to manufacture and manage supply chains for multiple products and product candidates; coverage and reimbursement determinations by third-party payers, including Medicare and Medicaid;

unanticipated expenses; the costs of developing, producing, and selling products; the ability of Regeneron to meet any of its sales or other financial projections or guidance and changes to the assumptions underlying those projections or guidance, including without limitation those relating to EYLEA U.S. net product sales, Sanofi reimbursement of Regeneron commercialization-related expenses, non-GAAP unreimbursed R&D, non-GAAP SG&A, effective tax rate, and capital expenditures; the potential for any license or collaboration agreement, including Regeneron's agreements with Sanofi and Bayer HealthCare LLC (or their respective affiliated companies, as applicable), to be cancelled or terminated without any further product success; and risks associated with intellectual property of other parties and pending or future litigation relating thereto.  A more complete description of these and other material risks can be found in Regeneron's filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the quarterly period ended June 30, 2016.  Any forward-looking statements are made based on management's current beliefs and judgment, and the reader is cautioned not to rely on any forward-looking statements made by Regeneron.  Regeneron does not undertake any obligation to update publicly any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Regeneron uses its media and investor relations website and social media outlets to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Regeneron is routinely posted and is accessible on Regeneron's media and investor relations website (http://newsroom.regeneron.com) and its Twitter feed (http://twitter.com/regeneron).

Non-GAAP Financial Measures

This press release and/or the financial results attached to this press release include amounts that are considered "non-GAAP financial measures" under SEC rules. As required, Regeneron has provided reconciliations of historical non-GAAP financial measures.

###

Contact Information:

Manisha Narasimhan, Ph.D.	Hala Mirza
Investor Relations	Corporate Communications
914-847-5126	914-847-3422
manisha.narasimhan@regeneron.com	hala.mirza@regeneron.com

TABLE 1

REGENERON PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	June 30,	December 31,
	2016	2015
Assets:
Cash and marketable securities	$1,635,016	$1,677,385
Accounts receivable - trade, net	1,431,966	1,152,489
Accounts receivable from Sanofi and Bayer	320,005	315,304
Inventories	316,073	238,578
Deferred tax assets	626,191	461,945
Property, plant, and equipment, net	1,772,923	1,594,120
Other assets	102,732	169,311
Total assets	$6,204,906	$5,609,132

Liabilities and stockholders' equity:
Accounts payable, accrued expenses, and other liabilities	$880,357	$760,619
Deferred revenue	884,016	818,166
Facility lease obligations	363,550	364,708
Convertible senior notes	477	10,802
Stockholders' equity	4,076,506	3,654,837
Total liabilities and stockholders' equity	$6,204,906	$5,609,132

TABLE 2

REGENERON PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Net product sales	$834,219	$657,819	$1,618,401	$1,202,392
Sanofi collaboration revenue	163,414	195,110	383,108	368,466
Bayer collaboration revenue	191,896	134,237	371,488	258,083
Other revenue	23,100	11,451	40,481	39,288
	1,212,629	998,617	2,413,478	1,868,229
Expenses:
Research and development	559,930	390,330	1,030,042	733,443
Selling, general, and administrative	292,038	174,588	581,715	333,579
Cost of goods sold	41,247	60,855	120,189	103,425
Cost of collaboration and contract manufacturing (COCM)	27,786	27,985	60,596	69,370
	921,001	653,758	1,792,542	1,239,817

Income from operations	291,628	344,859	620,936	628,412

Other income (expense), net	628	(16,863)	1,471	(23,893)

Income before income taxes	292,256	327,996	622,407	604,519

Income tax expense	(96,038)	(133,353)	(244,804)	(333,855)

Net income	$196,218	$194,643	$377,603	$270,664

Net income per share - basic	$1.88	$1.89	$3.61	$2.64
Net income per share - diluted	$1.69	$1.69	$3.24	$2.35

Weighted average shares outstanding - basic	104,633	102,886	104,462	102,558
Weighted average shares outstanding - diluted	116,231	115,259	116,617	114,962

TABLE 3

REGENERON PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP net income	$196,218	$194,643	$377,603	$270,664
Adjustments:
R&D: Non-cash share-based compensation expense	79,317	60,045	157,419	119,547
R&D: Upfront payment related to license and collaboration agreement	75,000	—	75,000	—
SG&A: Non-cash share-based compensation expense	47,730	32,159	107,812	74,334
COGS and COCM: Non-cash share-based compensation expense	4,644	2,053	8,710	4,135
Other expense: Non-cash interest and loss on extinguishment related to convertible senior notes	494	16,299	578	19,489
Income tax effect of reconciling items above (c)	(74,287)	(39,734)	(125,014)	(78,222)
Non-GAAP net income (c)	$329,116	$265,465	$602,108	$409,947

Non-GAAP net income per share - basic	$3.15	$2.58	$5.76	$4.00
Non-GAAP net income per share - diluted (a)	$2.82	$2.27	$5.15	$3.51

Shares used in calculating:
Non-GAAP net income per share - basic	104,633	102,886	104,462	102,558
Non-GAAP net income per share - diluted (b)	116,523	116,977	116,836	116,778

(a)
For diluted non-GAAP net income per share calculations, interest expense related to the contractual coupon interest rate on the Company's 1.875% convertible senior notes were excluded since these securities were dilutive. Such interest expense was not material for the three and six months ended June 30, 2016 and 2015.

(b)	Weighted average shares outstanding includes the dilutive effect, if any, of employee stock options, restricted stock awards, convertible senior notes, and warrants.

(c)
Prior to the quarter ended June 30, 2016, non-GAAP measures presented by the Company also included an income tax expense adjustment from GAAP tax expense to the amount of taxes that were paid or payable in cash in respect of the relevant period. Historically, there had been a significant difference between the Company's GAAP effective tax rate and actual cash income taxes paid or payable primarily due to the utilization of excess tax benefits in connection with employee exercises of stock options (which were recorded to additional paid-in capital for GAAP reporting purposes). In connection with the adoption of ASU 2016-09, Compensation - Stock Compensation, Improvements to Employee Share-Based Payment Accounting, during the second quarter of 2016, the Company chose to discontinue such non-GAAP adjustment as ASU 2016-09 requires entities to recognize excess tax benefits in connection with employee exercises of stock options in the income statement. The Company adopted this aspect of ASU 2016-09 prospectively. A reconciliation to the previously reported non-GAAP adjustment is presented below:

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Non-GAAP net income - as revised (see above)	$265,465	$409,947
Income tax effect of reconciling items (see above)	39,734	78,222
Non-cash income taxes (as previously reported)	32,925	185,891
Non-GAAP net income - as previously reported	$338,124	$674,060

Note: As a result of the above revisions to non-GAAP net income, non-GAAP net income per share (basic and diluted) have also been revised accordingly.

TABLE 4

REGENERON PHARMACEUTICALS, INC.
COLLABORATION REVENUE (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Sanofi collaboration revenue:
Reimbursement of Regeneron research and development expenses	$176,582	$211,516	$399,459	$381,022
Reimbursement of Regeneron commercialization-related expenses	85,885	27,346	159,159	35,804
Regeneron's share of losses in connection with commercialization of antibodies	(122,107)	(46,313)	(221,529)	(68,718)
Other	23,054	2,561	46,019	20,358
Total Sanofi collaboration revenue	163,414	195,110	383,108	368,466

Bayer collaboration revenue:
Regeneron's net profit in connection with commercialization of EYLEA outside the United States	167,492	106,631	313,327	196,057
Sales milestones	—	—	—	15,000
Cost-sharing of Regeneron development expenses	7,060	8,390	11,699	12,301
Other	17,344	19,216	46,462	34,725
Total Bayer collaboration revenue	191,896	134,237	371,488	258,083

Total Sanofi and Bayer collaboration revenue	$355,310	$329,347	$754,596	$626,549

Note: In addition to amounts noted in the table above, the Company recorded $0.4 million and $0.6 million for the three and six months ended June 30, 2016, respectively, related to reimbursements of Regeneron research and development expenses by other entities.